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                                                                    Exhibit 4.10

                                                                  EXECUTION COPY

                                [FORM OF WARRANT]

THIS SECURITY AND THE SHARES OF CLASS A COMMON STOCK ISSUABLE UPON EXERCISE OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY, THE SHARES OF CLASS A COMMON STOCK ISSUABLE UPON EXERCISE OF THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, (1) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH CLEARWIRE CORPORATION OR ANY AFFILIATE OF CLEARWIRE CORPORATION WAS THE OWNER OR ISSUER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (B) TO THE COMPANY, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT), (D) TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (E) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (F) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (G) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (G) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION REASONABLY SATISFACTORY TO IT, AND (2) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

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THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A SECURITIES PURCHASE
AGREEMENT, DATED AS OF [ ], 2005 BY AND AMONG THE COMPANY, THE GUARANTORS AND
THE BUYERS REFERRED TO THEREIN (THE "SECURITIES PURCHASE AGREEMENT") AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH SECURITIES PURCHASE AGREEMENT. THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT, DATED AS OF [ ], 2005 BY AND AMONG THE COMPANY AND THE BUYERS REFERRED TO THEREIN (THE "REGISTRATION RIGHTS AGREEMENT") AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT. NO TRANSFER OF THIS WARRANT SHALL BE MADE WITHOUT COMPLYING WITH THE PROVISIONS OF SECTION 7(A) OF THIS WARRANT.


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                              CLEARWIRE CORPORATION

                    WARRANT TO PURCHASE CLASS A COMMON SHARES

Warrant No.: [__________]
Number of Class A Common Shares: [__________]
Date of Issuance: [__________], 2005 ("ISSUANCE DATE")

     Clearwire Corporation, a corporation incorporated under the laws of the state of Delaware (the "COMPANY"), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [__________] , the registered holder hereof or its permitted assigns (the "HOLDER"), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon surrender of this Warrant to purchase Class A Common Shares (as defined herein) (including any Warrants to purchase Class A Common Shares issued in exchange, transfer or replacement hereof, the "WARRANT"), at any time or times on or after (the "WARRANT EXERCISE ELIGIBILITY DATE") the earliest of (x) the date of effectiveness of a Qualified IPO or a transaction that results in a Qualified IPO (as defined in that certain Indenture, dated as of __________, 2005, by and among the Company, the guarantors and The Bank of New York, as trustee (the "INDENTURE")), (y) the date of effectiveness of any other registration of the Class A Common Shares and/or the Class B Common Shares (as defined herein, and together with the Class A Common Shares, the "COMMON SHARES") under the Securities Act or under the Exchange Act (each as defined herein) (including, without limitation, through the merger or consolidation of the Company into a Person with a class of equity securities registered under the Exchange Act) or any public offering of Common Shares other than pursuant to a Qualified IPO or
(z) in contemplation of, upon and following a Change of Control (as defined below), but not after 11:59 p.m., New York Time, on the Expiration Date (as defined below), [__________] fully paid nonassessable Class A Common Shares (the "WARRANT SHARES"). Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 16. This Warrant is one of the Warrants to purchase Class A Common Shares (the "SPA WARRANTS") issued pursuant to Section 1 of that certain Securities Purchase Agreement (the "SECURITIES PURCHASE AGREEMENT"), dated as of [__________], 2005 (the "SUBSCRIPTION DATE"), by and among the Company and the investors referred to therein (the "BUYERS").

1.   EXERCISE OF WARRANT.

     (a) Mechanics of Exercise. Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(f)), this Warrant may be exercised by the Holder on any day on or after the Warrant Exercise Eligibility Date, in whole or in part, by
          (i) delivery by facsimile with a confirmatory written notice by overnight delivery, in the form attached hereto as Exhibit A (the "EXERCISE NOTICE"), of the Holder's election to exercise this Warrant,
          (ii) delivery of a signed letter substantially in the form attached hereto as Exhibit B (the "RECERTIFICATION LETTER"), and (iii)(A) payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the "AGGREGATE EXERCISE PRICE") in


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          cash or wire transfer of immediately available funds or (B) by notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 1(d)). The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. On or before the second Business Day following the date on which the Company has received each of the Exercise Notice, the Recertification Letter and the Aggregate Exercise Price (or notice of a Cashless Exercise) (the "EXERCISE DELIVERY DOCUMENTS"), the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of the Exercise Delivery Documents to the Holder and the Company's transfer agent (the "TRANSFER AGENT"). On or before the third Business Day following the date on which the Company has received all of the Exercise Delivery Documents (the "SHARE DELIVERY DATE"), the Company shall, subject to applicable law (X) provided that the Transfer Agent is participating in The Depository Trust Company ("DTC") Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of Class A Common Shares to which the Holder is entitled pursuant to such exercise to the Holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company's share register in the name of the Holder or its designee, for the number of Class A Common Shares to which the Holder is entitled pursuant to such exercise. Upon delivery of the Exercise Notice and Aggregate Exercise Price referred to in clause (iii)(A) above or notification to the Company of a Cashless Exercise referred to in Section 1(d), the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the certificates evidencing such Warrant Shares. If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than three Business Days after any exercise and at its own expense, issue a new Warrant (in accordance with Section 7(d)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional Class A Common Shares are to be issued upon the exercise of this Warrant, but rather the number of Class A Common Shares to be issued shall be rounded up to the nearest whole number. If a Holder exercises a Warrant, the Company shall pay any transfer, stamp or similar taxes or duties related to the issue or delivery of Class A Common Shares upon such exercise. In addition, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Transfer Agent may refuse to deliver the certificate


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

          representing the Class A Common Shares being issued in a name other than the Holder's name until the Transfer Agent receives a sum sufficient to pay any tax which will be due because such shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any tax withholding required by law or regulation.

     (b) Exercise Price. For purposes of this Warrant, "EXERCISE PRICE" means, subject to adjustment as provided herein, the lesser of (x) $5.00 and
          (y) the arithmetic average of the Volume Weighted Average Price of the Class A Common Shares on the Principal Market for the first twenty
          (20) Trading Days after the expiration (the "QUALIFIED IPO LOCK-UP EXPIRATION DATE") of any lock-up restrictions which the Holder entered into in connection with a Qualified IPO; provided, that, if (i) the Qualified IPO Lock-Up Expiration Date has not occurred or (ii) a Qualified IPO has not yet occurred on or before the date of exercise, the Exercise Price shall mean $5.00.

     (c) Company's Failure to Timely Deliver Securities. Subject to Section 13, if within three (3) Trading Days after the Company's receipt of the facsimile copy of an Exercise Notice, with confirmatory notice by overnight delivery, the Company shall fail to issue and deliver a certificate to the Holder and register such Class A Common Shares on the Company's share register or credit the Holder's balance account with DTC for the number of Class A Common Shares to which the Holder is entitled upon such holder's exercise hereunder, and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) Class A Common Shares to deliver in satisfaction of a sale by the Holder of Class A Common Shares issuable upon such exercise that the Holder anticipated receiving from the Company (a "BUY-IN"), then the Company shall, within three Business Days after the Holder's request, pay cash to the Holder in an amount equal to the Holder's total purchase price (including brokerage commissions, if any) for the Class A Common Shares so purchased (the "BUY-IN PRICE"), at which point the Company's obligation to deliver such certificate (and to issue such Class A Common Shares) shall terminate.

     (d) Cashless Exercise. Notwithstanding anything contained herein to the contrary, the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the "Net Number" of Class A Common Shares determined according to the following formula (a "CASHLESS EXERCISE"):

               Net Number = (A x B) - (A x C)
                            -----------------
                                   B

               For purposes of the foregoing formula:

          A= the total number of shares with respect to which this Warrant is then being exercised.


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

          B= the arithmetic average of the Volume Weighted Average Price of the Class A Common Shares during the twenty (20) Trading Days immediately preceding the date of the Exercise Notice.

          C= the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

     (e) Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 13.

     (f) Limitations on Exercises; Beneficial Ownership. Other than in contemplation of, upon and following a Change of Control, the Company shall not effect the exercise of this Warrant, and the Holder shall not have the right to exercise this Warrant, to the extent that after giving effect to such exercise, the Holder (together with the Holder's affiliates) would beneficially own in excess of 4.99% (the "EXERCISE LIMITATION") of the Class A Common Shares outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the Class A Common Shares beneficially owned by the Holder and its affiliates shall include the Class A Common Shares issuable upon exercise of the Warrants with respect to which the determination of such sentence is being made, but shall exclude the Class A Common Shares which would be issuable upon (i) exercise of the remaining, unexercised portion of the Warrants beneficially owned by the Holder or any of its affiliates and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company beneficially owned by such Holder or any of its affiliates (including, without limitation, any notes or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this Section 1(f), beneficial ownership shall be calculated in accordance with Section 13(d) of the United States Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"). For purposes of this Section 1(f), in determining the number of outstanding Class A Common Shares, the Holder may rely on the number of outstanding Class A Common Shares as reflected in (x) the Company's most recent public filing with the United States Securities and Exchange Commission (the "SEC"), as the case may be, (y) a recent public announcement by the Company or (z) any other notice by the Company or the Transfer Agent setting forth the number of Class A Common Shares outstanding. For any reason at any time, upon the written or oral request of the Holder, the Company shall within two
          (2) Business Days confirm orally and in writing to the Holder the number of Class A Common Shares then outstanding. In any case, the number of outstanding Class A Common Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including the SPA Warrants, by the Holder or its affiliates since the date as of which such number of outstanding Class A Common Shares was reported. By written notice to the Company, the Holder may increase or decrease the Exercise Limitation to any other percentage not in excess of 9.99% specified in such notice; provided that (A) any such increase will not be effective until the


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          sixty-first (61st) day after such notice is delivered to the Company, and (B) any such increase or decrease will apply only to the Holder and not to any other holder of SPA Warrants. Notwithstanding anything to the contrary, this provision shall only apply from and after the time that the Company shall have registered securities pursuant to
          Section 12 of the Exchange Act.

2. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows:

     (a) Adjustment Upon Issuance of Common Shares. Prior to a Qualified IPO, if and whenever on or after the Subscription Date the Company issues or sells, or in accordance with this Section 2 is deemed to have issued or sold, any Common Shares (including the issuance or sale of Common Shares owned or held by or for the account of the Company), but excluding Common Shares deemed to have been issued by the Company in connection with any Excluded Securities (as defined in Section 8(a)(i) below; provided, however, that, for the purposes of this Section 2(a) only, the number of Common Shares subject to the exclusions found in
          (C) and (D) of such definition shall not exceed 15% of the aggregate number of shares of Common Shares issued and outstanding on the date hereof on a fully-diluted basis (subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, reverse stock splits or other similar events)), for a consideration per share (the "NEW ISSUANCE PRICE") less than a price (the "APPLICABLE PRICE") equal to the Exercise Price in effect immediately prior to such issue or sale or deemed issuance or sale (the foregoing a "DILUTIVE ISSUANCE"), then immediately after such Dilutive Issuance, (1) if the proceeds to the Company of all capital contributions and equity issuances since the Subscription Date that remain outstanding and are not repurchased or redeemed is less than $500,000,000, then the Exercise Price then in effect shall be reduced to an amount equal to the New Issuance Price, or (2) if the proceeds to the Company of all capital contributions and equity issuances since the Subscription Date that remain outstanding and are not repurchased or redeemed equals or exceeds $500,000,000, the Exercise Price shall be reduced to the new Exercise Price determined by dividing: (A) the sum of (x) the product derived by multiplying the Applicable Price times the number of Common Shares Deemed Outstanding (as defined below) immediately prior to such issue or sale, plus (y) the consideration, if any, received by the Company upon such issue or sale, by (B) the number of Common Shares Deemed Outstanding immediately after such issue or sale. For purposes of this Section 2(a), "Common Shares Deemed Outstanding" means, at any given time, the number of Common Shares actually outstanding at such time, plus the number of Common Shares deemed to be outstanding pursuant to Sections 2(a)(i) and 2(a)(ii) below, regardless of whether the Options or Convertible Securities are actually exercisable at such time. Upon each such adjustment of the Exercise Price hereunder, the number of Warrant Shares shall be adjusted to the number of Class A Common Shares determined by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares acquirable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting


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

          from such adjustment. For purposes of determining the adjusted Exercise Price under this Section 2(a), the following shall be applicable:

          (i) Issuance of Options. If the Company in any manner grants any Options and the lowest price per share for which one Common Share is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option is less than the Applicable Price, then such Common Share shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 2(a)(i), the "lowest price per share for which one Common Share is issuable upon exercise of such Options or upon conversion, exercise or exchange of such Convertible Securities" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one Common Share upon the granting or sale of the Option, upon exercise of the Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Exercise Price or number of Warrant Shares shall be made upon the actual issuance of such Common Shares or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Shares upon conversion, exercise or exchange of such Convertible Securities.

          (ii) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one Common Share is issuable upon the conversion, exercise or exchange thereof is less than the Applicable Price, then such Common Share shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 2(a)(ii), the "lowest price per share for which one Common Share is issuable upon the conversion, exercise or exchange" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one Common Share upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security. No further adjustment of the Exercise Price or number of Warrant Shares shall be made upon the actual issuance of such Common Shares upon conversion, exercise or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of this Warrant has been or is to be made pursuant to other provisions of this Section 2(a), no further adjustment of the Exercise Price or number of Warrant Shares shall be made by reason of such issue or sale.

          (iii) Change in Option Price or Rate of Conversion. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible


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

               Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for Common Shares increases or decreases at any time, the Exercise Price and the number of Warrant Shares in effect at the time of such increase or decrease shall be adjusted to the Exercise Price and the number of Warrant Shares which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this
               Section 2(a)(iii), if the terms of any Option or Convertible Security that was outstanding as of the date of issuance of this Warrant are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Shares deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 2(a) shall be made if such adjustment would result in an increase of the Exercise Price then in effect or a decrease in the number of Warrant Shares.

          (iv) Calculation of Consideration Received. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of US $0.01. If any Common Shares, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor. If any Common Shares, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Closing Sale Price of such security on the date of receipt. If any Common Shares, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity or to owners of an entity with which the Company amalgamates (the "amalgamating entity"), the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity or amalgamating entity as is attributable to such Common Shares, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined by the Board of Directors of the Company in good faith.

          (v) Record Date. If the Company takes a record of the holders of Common Shares for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Shares, Options or in Convertible Securities or (B) to subscribe for or purchase Common Shares, Options or


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

               Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the Common Shares deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

          (vi) Expiration of Options and Convertible Securities. Any adjustment under this Section 2(a) is to be disregarded if, and to the extent that, all of the Options or Convertible Securities that gave rise to such adjustment expire or are cancelled without having been exercised, exchanged or converted, so that the Exercise Price effective immediately upon such expiration or cancellation is equal to the Exercise Price that otherwise would have been in effect had such expired or cancelled Options or Convertible Securities not been issued.

     (b) Adjustment Upon Subdivision or Combination of Common Shares. If the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding Common Shares into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased. If the Company at any time on or after the Subscription Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding Common Shares into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased. Any adjustment under this Section 2(b) shall become effective at the close of business on the date the subdivision or combination becomes effective.

     (c) Other Events. If any event (but, for the avoidance of doubt, excluding Common Shares deemed to have been issued by the Company in connection with any Excluded Securities) occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors will make an appropriate adjustment in the Exercise Price and the number of Warrant Shares so as to protect the rights of the Holder; provided, that no such adjustment pursuant to this Section 2(c) will increase the Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 2.

     (d) Notice of Adjustments; Warrant Deemed Outstanding. Upon any adjustment of the Exercise Price or of the number or kind of securities into which this Warrant is exercisable pursuant to the terms of this Warrant, the Company shall give written notice thereof to the Holder, which notice shall state the Exercise Price or the number of Warrant Shares or other securities subject to this Warrant resulting from such adjustment, as the case may be, and shall set forth in reasonable detail the method of such calculation and the facts upon which such calculation is based. If during the period beginning on and including [__], 2005 and ending on the date immediately preceding the issuance date of this Warrant, the Company entered into, or in accordance with terms of this Warrant would have been deemed to have entered into (had this Warrant been outstanding at such time), any Dilutive Issuance, subdivision, combination or any other similar event, then solely for purposes of determining any adjustment under this Section 2 as a result of such Dilutive Issuance, deemed Dilutive Issuance, subdivision, combination or other similar event, this Warrant shall be deemed to have been outstanding for purposes of this Section 2 at the time of each such Dilutive Issuance, deemed Dilutive Issuance, subdivision, combination or other similar event, as applicable.

     (e) Reorganization or Reclassification. Any recapitalization, reorganization or reclassification, in each case which is effected in such a way that the holders of Common Shares are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Shares is referred to herein as "ORGANIC CHANGE." Prior to the consummation of any Organic Change, the Company shall make appropriate provision (in form and substance reasonably satisfactory to the Holders) to insure that each of the Holders shall thereafter have the right to acquire and receive, in lieu of or addition to (as the case may be) the shares of Common Shares immediately theretofore acquirable and receivable upon the exercise of such Holder's Warrant, such shares of stock, securities or assets as would have been issued or payable in such Organic Change (if the holder had exercised this Warrant immediately prior to such Organic Change) with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon exercise of such Holder's Warrant had such Organic Change not taken place. In any such case, the Company shall make appropriate provision (in form and substance reasonably satisfactory to the Holders) with respect to such Holders' rights and interests to insure that the provisions of this Section 2 and Sections 3 and 4 hereof shall thereafter be applicable to the Warrant.

3. RIGHTS UPON DISTRIBUTION OF ASSETS. Subject to Section 4(a), if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Common Shares, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a "DISTRIBUTION"), at any time after the issuance of this Warrant, then, in each such case:

     (a) any Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of Common Shares entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Exercise Price by a fraction of which
          (i) the numerator shall be the Closing Bid Price of the Class A Common Shares on the Trading Day immediately preceding such record date minus the value of the Distribution (as determined in good faith by the Company's Board of Directors) applicable to one Class A Common Share, and (ii) the denominator shall be the arithmetic average of the Closing Bid Price of the Class

          A Common Shares during the twenty (20) Trading Days immediately preceding such record date; and

     (b) the number of Warrant Shares shall be increased to a number of shares equal to the number of Class A Common Shares obtainable immediately prior to the close of business on the record date fixed for the determination of holders of Common Shares entitled to receive the Distribution multiplied by the reciprocal of the fraction set forth in the immediately preceding paragraph (a); provided, that in the event that the Distribution is of Capital Stock ("OTHER CAPITAL STOCK") of a company whose Capital Stock is traded on a national securities exchange or a national automated quotation system, then the Holder may elect to receive a warrant to purchase Other Capital Stock in lieu of an increase in the number of Warrant Shares, the terms of which shall be identical to those of this Warrant, except that such warrant shall be exercisable into the number of shares of Other Capital Stock that would have been payable to the Holder pursuant to the Distribution had the Holder exercised this Warrant immediately prior to such record date and with an aggregate exercise price equal to the product of the amount by which the exercise price of this Warrant was decreased with respect to the Distribution pursuant to the terms of the immediately preceding paragraph (a) and the number of Warrant Shares calculated in accordance with the first part of this paragraph (b).

4.   PURCHASE RIGHTS; CHANGE OF CONTROL.

     (a) Purchase Rights. If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property (unless pursuant to pre-emptive rights existing on the date hereof set forth on Schedule 3(o) to the Securities Purchase Agreement) pro rata to the all of record holders of any class of Common Shares (the "PURCHASE RIGHTS"), then, upon the Holder's election, the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights and in lieu of any adjustments to which the Holder is otherwise entitled under Section 3 above in respect of such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of Class A Common Shares acquirable upon complete exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Shares are to be determined for the grant, issue or sale of such Purchase Rights.

     (b) Change of Control. The Company shall not enter into or be party to a Change of Control unless the Successor Entity assumes in writing all of the obligations of the Company under this Warrant and the other Transaction Documents (as defined in the Securities Purchase Agreement) in accordance with the provisions of this Section (4)(b) pursuant to written agreements in form and substance reasonably satisfactory to the Required Holders, including agreements to deliver to each holder of SPA Warrants in exchange for such SPA Warrants a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, an adjusted Exercise Price equal to the lesser of the Exercise Price that is then in effect and the value for the Common Shares reflected by the terms of any such Change of Control (provided that if over two-thirds of the consideration for the Common Shares in a Change of Control consists of cash or property other than equity securities then the Exercise Price shall be adjusted to the lesser of the Exercise Price that is then in effect and the price that is 90% of the value for the Common Shares reflected by the Change of Control), exercisable for the Adjusted Warrant Consideration (as defined below). Upon the occurrence of any Change of Control, the Successor Entity, if other than the Company, shall succeed to, and be substituted for (so that from and after the date of such Change of Control, the provisions of this Warrant referring to the "Company" shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of any Change of Control, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the Change of Control, in lieu of the Class A Common Shares (or other securities, cash, assets or other property) purchasable upon the exercise of the Warrant prior to such Change of Control, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of such Change of Control had this Warrant been converted immediately prior to such Change of Control, as adjusted in accordance with the provisions of this Warrant (the "ADJUSTED WARRANT CONSIDERATION"). In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Change of Control pursuant to which holders of Common Shares are entitled to receive securities or other assets with respect to or in exchange for Common Shares (a "CORPORATE EVENT"), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon an exercise of this Warrant at any time after the consummation of the Change of Control but prior to the Expiration Date, in lieu of the Class A Common Shares (or other securities, cash, assets or other property) purchasable upon the exercise of this Warrant prior to such Change of Control, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of such Change of Control had the Warrant been exercised immediately prior to such Change of Control. Provision made pursuant to the preceding sentence shall be in form and substance reasonably satisfactory to the Required Holders. In connection with any Change of Control in which all holders of Common Shares and securities convertible into, exercisable for and exchangeable for Common Shares are solely to receive in such Change of Control cash and/or securities of an entity that is not a publicly traded corporation whose Capital Stock is quoted on or listed on a securities exchange or quotation system in exchange for such securities, the Company shall have the right to require the Holder to sell all or any portion of its Warrants to the Company for cash payable at consummation of such

          Change of Control in an amount equal to the greatest of (i) the product of (a) the total number of shares for which this Warrant may be exercised and (b) $2.50, (ii) the product of (a) the total number of shares for which this Warrant may be exercised and (b) the difference between the Exercise Price then in effect and the consideration per share received in such Change of Control and (iii) the product of (a) the total number of shares for which this Warrant may be exercised and (b) the value per Warrant Share of the remaining unexercised portion of this Warrant on the date of such consummation, which value shall be determined by use of the Black-Scholes Option Pricing Model reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of such date of request and (B) an expected volatility equal to the greater of 60% and, to the extent applicable, the 100 day volatility obtained from the historical price volatility ("HVG") function on Bloomberg. The provisions of this Section shall apply similarly and equally to successive Change of Control and Corporate Events and shall be applied without regard to any limitations on the exercise of this Warrant.

5. NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, amalgamation, scheme or plan of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any Class A Common Shares receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Class A Common Shares upon the exercise of this Warrant, and (iii) shall, so long as any of the SPA Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued Class A Common Shares, solely for the purpose of effecting the exercise of the SPA Warrants, the number of Class A Common Shares as shall from time to time be necessary to effect the exercise of the SPA Warrants then outstanding (without regard to any limitations on exercise).

6. WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, the Holder, solely in such Person's capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person's capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, amalgamation, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 6, the Company shall provide the Holder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

7.   REISSUANCE OF WARRANTS.

     (a) Transfer of Warrant. This Warrant may only be offered, sold or otherwise transferred (a) pursuant to an effective registration statement under the 1933 Act, (b) to the Company, (c) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the 1933 Act, (d) to a "qualified institutional buyer" in accordance with Rule 144A of the 1933 Act, (e) outside the United States in accordance with Rule 904 of Regulation S of the 1933 Act, (f) pursuant to the exemption from registration provided by Rule 144 under the 1933 Act (if available) or
          (g) pursuant to another available exception from the registration requirements of the Securities Act, subject to the Company's right prior to any such offer, sale or transfer pursuant to clause (g) to require the delivery of an opinion of counsel, certification and/or other information reasonably satisfactory to it that does not require registration under the 1933 Act or applicable state securities laws, and the holder shall furnish to the Company an opinion to such effect from counsel of recognized standing reasonably satisfactory to the Company prior to such offer, sale or transfer. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less then the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred and the transferee shall agree to be bound by the terms hereof.

          No transfer of a Warrant to any Person shall be effective if such transfer would, in the reasonable judgment of the Company, require the Company or any of its subsidiaries to become subject to the reporting requirements under the Exchange Act.

     (b) Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in a form reasonably acceptable to the Company and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

     (c) Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, that no Warrants for fractional Class A Common Shares shall be given.

     (d) Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant
          (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the Holder which, when added to the number of Class A Common Shares underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date unless such Warrant was issued in connection with a transfer, and (iv) shall have the same rights and conditions as this Warrant.

8.   RIGHT OF PARTICIPATION IN ADDITIONAL ISSUANCES OF SECURITIES.

     (a) For purposes of this Section 8(a), the following definitions shall apply.

          (i) "EXCLUDED SECURITIES" means (A) shares issued pursuant to Section IV, Section 2(d) of the Company's Certificate of Incorporation;
               (B) shares (and/or options, warrants or other share purchase rights, and the shares issued pursuant to such options, warrants or other rights) issuable or issued to employees, consultants, directors or others with whom the Company conducts business, provided, that (I) such shares, options, warrants or other rights are issued directly in a transaction approved by the Board of Directors of the Company or pursuant to a stock option plan or restricted stock plan approved by the Board of Directors of the Company and (II) each of the foregoing transactions is for non-financing purposes; (C) shares (and/or options, warrants or other share purchase rights, and the shares issued pursuant to such options, warrants or other rights) issued to financial institutions or lessors in connection with commercial credit arrangements, equipment financing or similar transactions provided, that such shares, options, warrants or other rights are issued directly in a transaction approved by the Board of Directors of the Company; (D) shares (and/or options, warrants or other share purchase rights, and the shares issued pursuant to such options, warrants or other rights) issued pursuant to transactions involving technology licensing, research or development activities, the use or acquisition of strategic assets, properties or rights, or the distribution, manufacture or marketing of the Company's products, provided that (I) such shares, options, warrants or other rights are issued directly in a transaction approved by the Board of Directors of the Company or pursuant to a stock option plan or restricted stock plan approved by the Board of Directors of the Company and (II) each of the foregoing transactions is for nonfinancing purposes; (E) shares issuable or issued in connection with bona fide acquisitions of or by the Company whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, provided that the terms of such acquisition are approved by the Board of Directors of the Company; (F) shares (and/or options, warrants or other share purchase rights, and the shares issued pursuant to such options, warrants or other rights) issued or issuable (i) to the public pursuant to a registered public offering or (ii) upon exercise of rights granted to underwriters in connection with such registered public offering; (G) shares (and/or options, warrants or other share purchase rights, and the shares issued pursuant to such options, warrants or other rights) issuable or issued pursuant to agreements and warrants existing on the date hereof; (H) shares issued upon conversion of convertible securities or instruments outstanding on the date hereof; and/or
               (I) shares issued in connection with any stock split, stock dividend, reverse stock split or other distribution of shares that does not affect the economic interests or rights of holders of shares.

          (ii) "NEW SHARES" means, except for any additional Warrants issued after the date hereof under the Securities Purchase Agreement, shares of the Company's capital stock, or securities or instruments convertible into or exchangeable or exercisable for shares of the Company's capital stock, of any class of capital stock of the Company, other than the Excluded Securities.

          (iii) "QUALIFIED IPO" shall have the meaning set forth in Section 1.1 of the Indenture.

          (iv) "SUBSEQUENT PLACEMENT" means (A) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any New Shares or (B) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock whether any such transaction described in clause (A) or (B) above is to be settled by delivery of New Shares or other securities, in cash or otherwise.

     (b) From the date hereof until the one (1) year anniversary of a Qualified IPO, the Company will not, directly or indirectly, effect any Subsequent Placement unless the Company shall have first complied with this Section 8(b).

          (i) The Company shall deliver a notice (the "ISSUE NOTICE") to each Buyer and each other stockholder entitled to pre-emptive rights (collectively, the "OFFEREES") stating (A) the bona fide intention of the Company to offer such New Shares in a Subsequent Placement, (B) the number of such New Shares to be offered and
               (C) the price and terms upon which the Company proposes to offer such New Shares.

          (ii) By written notification received by the Company, within five (5) Business Days after receipt of the Issue Notice, each Offeree may elect to purchase, at the price and on the terms specified in the Issue Notice, up to a portion of such New Shares that equals the proportion that the number of shares of stock, including any options, warrants or other share purchase rights, held by such Offeree bears to the total number of shares of the Company's stock then outstanding, on a fully diluted basis, but excluding
               (A) any options, warrants or other rights to acquire shares of the Company's stock where the fair market value of the shares issuable on the exercise of such options, warrants or other rights, as determined in good faith by the Board of Directors of the Company, is less than the exercise price of such options, warrants or other rights and (B) any shares of the Company's stock and options, warrants or other rights to acquire shares of the Company's stock that are reserved but unallocated pursuant to any stock plan. Such written notification shall be a binding, irrevocable commitment to purchase such New Shares, subject in all cases to the preparation, execution and delivery by the Company and the Offerees of a purchase agreement relating to such New Shares.

          (iii) If the Offerees do not elect to purchase all of the New Shares that the Offerees are entitled to purchase under Section 8(b)(ii), the Company may offer the unsubscribed portion of such New Shares to any persons at a price not less than, and upon terms no more favorable to such person, than those specified in the Issue Notice, provided that the Company completes the offer and sale of such unsubscribed portion within ninety (90) days after the date the applicable Issue Notice is first delivered to Offerees.

9. NOTICES. Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with
     Section 9(f) of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) within ten (10) business days after any adjustment of the Exercise Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment, (ii) at least fifteen days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Shares, (B) with respect to any grants, issuances or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of Common Shares or (C) for determining rights to vote with respect to any Change of Control, dissolution or liquidation, provided, in each case, that such information shall be made known to the public prior to or in -------- conjunction with such notice being provided to the Holder and (iii) at least 15 days prior to any Change of Control (other than pursuant to clause
     (iii) of such definition, in which case within one (1) day of the Company's knowledge of such transaction or proposed transaction).

10. AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Required Holders; provided, that no such action may increase the exercise price of any SPA Warrant or decrease the number of shares or class of stock obtainable upon exercise of any SPA Warrant without the written consent of the Holder. No such amendment shall be effective to the extent that it applies to less than all of the holders of the SPA Warrants then outstanding.

11. GOVERNING LAW; JURISDICTION; JURY TRIAL. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Subject to Section 13, each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

12. CONSTRUCTION; HEADINGS. This Warrant shall be deemed to be jointly drafted by the Company and all the Buyers and shall not be construed against any person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

13. DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within two Business Days of receipt of the Exercise Notice giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two Business Days submit via facsimile (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Warrant Shares to the Company's independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten Business Days from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

14. REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

15. TRANSFER. Subject to Section 7 hereof, this Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company.

16. CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

     (a) "BLACK-SCHOLES" means the general application of the Black-Scholes Option Pricing Model.

     (b)  "BLOOMBERG" means Bloomberg Financial Markets.

     (c)  "BUSINESS DAY" means each day that is not a Legal Holiday.

     (d) "CAPITAL STOCK" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, including, without limitation, with respect to partnerships, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

          "CHANGE OF CONTROL" means a change of control of the Company, or any successor entity that is subject to the terms of this Warrant, which shall be deemed to have occurred at such time after the Issue Date as any of the following events shall occur:

          (1) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the Company's assets to any person or group of related persons (other than to any of the Company's wholly owned Subsidiaries);

          (2) the approval by the holders of the Company's Capital Stock of any plan or proposal for liquidation or dissolution;

          (3) if any person or group (other than a person or group of persons comprised solely of shareholders of the Company as of the Issue Date or their Affiliates) shall become the beneficial owner, directly or indirectly, of shares representing more than 50% of the aggregate voting power represented by the issued and outstanding Voting Stock of the Company;

          (4) prior to a Qualified IPO and other than as results solely from a transaction that results in a Qualified IPO, if either (i) Craig McCaw and any McCaw Person, taken as a whole, directly or indirectly beneficially owns less than 50% of the total outstanding Class B Common Stock or (ii) Craig McCaw and any McCaw Person, taken as a whole, directly or indirectly beneficially owns less than 66 2/3% of the amount of the total outstanding Class B Common Stock owned by such persons as of the Issue Date; or

          (5) prior to a Qualified IPO and other than as results solely from a transaction that results in a Qualified IPO, any consolidation or merger by the Company where persons who are beneficial owners of the Company's shares of Voting Stock immediately prior to such transaction no longer own at least a majority of the total voting power of the continuing or surviving corporation or entity.

          For purposes of the definition of Change of Control:

          "person" or "group" have the meanings given to them for purposes of Sections 13(d) and 14(d) of the Exchange Act or any successor provisions, and the term "group" includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, or any successor provision;

          a "beneficial owner" will be determined in accordance with Rule 13d-3 under the Exchange Act, as in effect on the date of this Indenture, except that the number of shares of Voting Stock of the Company will be deemed to include all outstanding shares of Voting Stock of the Company and unissued shares deemed to be held by the "person" or "group" or other person with respect to which the determination is being made, but shall not include any unissued shares deemed to be held by all other persons;

          "beneficially owned" has a meaning correlative to that of beneficial owner; and

          "unissued shares" means shares of Voting Stock not outstanding that are subject to options, warrants, rights to purchase or conversion privileges exercisable within 60 days of the date of determination of a Change of Control.

     (e) "CLOSING BID PRICE" and "CLOSING SALE PRICE" for each day shall be the last reported bid price or last reported sale price, respectively, or in case no such reported sale takes place on such date, the average of the reported closing bid prices, or the asked prices, respectively, on such date in either case on the Nasdaq National Market or, if the Class A Common Shares are not listed or admitted to trading on the Nasdaq National Market, the average of the reported closing bid prices, or the asked prices, respectively, on such date in either case on the principal national securities exchange on which the Class A Common Shares are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the closing bid price or sales price, respectively, or in case no reported sale takes place, the average of the closing bid and asked prices, respectively, on such date as furnished by any two members of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose. If no such prices are available, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair value of a Class A Common Share as reasonably determined in good faith by the Board of Directors, in consultation with a financial advisor the Company determines in good faith is reasonably proficient in valuing equity interests. All such determinations shall be appropriately adjusted for any stock dividend, stock split, reclassification, reorganization, recapitalization, combination, reverse stock split or other similar event during the applicable calculation period.

     (f) "CLASS A COMMON SHARES" means (i) shares of the Company's Class A Common Stock, par value $0.0001 per share, and (ii) any share capital into which such Class A Common Stock shall have been changed or any share capital resulting from a reclassification of such Class A Common Stock.

     (g) "CONVERTIBLE SECURITIES" means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for Common Shares.

     (h) "EFFECTIVE DATE" means the date on which the Registration Statement (as defined in the Registration Rights Agreement) is first declared effective by the SEC.

     (i) "EXPIRATION DATE" means the date that is the later of (i) the fifth anniversary of the Issuance Date and (ii) the second anniversary of the Qualified IPO Lock-Up Expiration Date, or if such later date falls on a day other than a Business Day or on which trading does not take place on an Principal Market (a "HOLIDAY"), the next date that is not a Holiday; provided, however, if, at any time after the Effective Date and prior to the original Expiration Date the Registration Statement (as defined in the Registration Rights Agreement) is not effective and available for the resale of all of the Registrable Securities (as defined in the Registration Rights Agreement) (including during a Suspension Period (as defined in the Registration Rights Agreement)), such original Expiration Date shall automatically be extended by such number of days after the Effective Date and prior to the original Expiration Date that the Registration Statement was not effective and available for the resale of all of the Registrable Securities.

     (j) "LEGAL HOLIDAY" is a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

     (k) "OPTIONS" means any rights, warrants or options to subscribe for or purchase Common Shares or Convertible Securities.

     (l) "PARENT ENTITY" of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Principal Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Change of Control.

     (m) "PERSON" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

     (n) "PRINCIPAL MARKET" means The New York Stock Exchange, Inc. or the Nasdaq National Market, as the case may be.

     (o) "REQUIRED HOLDERS" means the holders of the SPA Warrants representing at least a majority of Class A Common Shares underlying the SPA Warrants then outstanding.

     (p) "SPA NOTES" means the notes issued pursuant to the Securities Purchase Agreement.

     (q) "SUCCESSOR ENTITY" means the Person (or, if so elected by the Required Holders, the Parent Entity) formed by, resulting from, continuing from or surviving any Change of Control or the Person (or, if so elected by the Required Holders, the Parent Entity) with which such Change of Control shall have been entered into.

     (r) "TRADING DAYS" means (i) if the Class A Common Shares are quoted on the Nasdaq National Market or any other system of automated dissemination of quotations of securities prices, days on which trades may be effected through such system, (ii) if the Class A Common Shares are listed or admitted for trading on any national or regional securities exchange, days on which such national or regional securities exchange is open for business or (iii) if the Class A Common Shares are not listed on a national or regional securities exchange or quoted on the Nasdaq National Market or any other system of automated dissemination of quotation of securities prices, days on which the Class A Common Shares are traded regular way in the over-the-counter market and for which a closing bid and a closing asked price for the Class A Common Shares are available.

     (s) "VOLUME WEIGHTED AVERAGE PRICE" means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York Time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York Time (or such other time as the Principal Market publicly announces is the official close of trading) as reported by Bloomberg through its "Volume at Price" functions or by the Principal Market, or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York Time (or such other time as such market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York Time (or such other time as such market publicly announces is the official close of trading) as reported by Bloomberg or by the Principal Market, or, if no dollar volume-weighted average price is reported for such security by Bloomberg or by the Principal Market for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the "pink sheets" by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. All such determinations to be appropriately adjusted for any share dividend, share split, share combination or other similar transaction during the applicable calculation period.

                            [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the Company has caused this Warrant to purchase Class A Common Stock to be duly executed as of the Issuance Date set out above.

                                         CLEARWIRE CORPORATION


                                         By:
                                             -----------------------------------
                                         Name:
                                               ---------------------------------
                                         Title:
                                                --------------------------------

                                                                       EXHIBIT A

                                 EXERCISE NOTICE

            TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS
                    WARRANT TO PURCHASE CLASS A COMMON SHARES

                              CLEARWIRE CORPORATION

          The undersigned holder hereby exercises the right to purchase _________________ of the Class A Common Shares ("WARRANT SHARES") of Clearwire Corporation, a corporation incorporated under the laws of the state of Delaware (the "COMPANY"), evidenced by the attached Warrant to purchase Class A Common Shares (the "WARRANT"). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

          1. Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

               ____________   a "Cash Exercise" with respect to ________________
                              Warrant Shares; and/or

               ____________   a "Cashless Exercise" with respect to ____________
                              Warrant Shares.

          2. Payment of Exercise Price. In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

          3. Delivery of Warrant Shares. The Company shall deliver to the holder __________ Warrant Shares in accordance with the terms of the Warrant.

Date: _______________ __, ______


--------------------------------------
     Name of Registered Holder


By:
    ----------------------------------
Name:
      --------------------------------
Title:
       -------------------------------

                                 ACKNOWLEDGMENT

     The Company hereby acknowledges this Exercise Notice and hereby directs [INSERT NAME OF TRANSFER AGENT] to issue the above indicated number of Class A Common Shares to [INSERT NAME OF HOLDER] in accordance with the Transfer Agent Instructions dated _________, from the Company and acknowledged and agreed to by [INSERT NAME OF TRANSFER AGENT].

                                         CLEARWIRE CORPORATION


                                         By:
                                             -----------------------------------
                                         Name:
                                               ---------------------------------
                                         Title:
                                                --------------------------------

                                                                       EXHIBIT B

                         FORM OF LETTER TO BE DELIVERED
                            UPON EXERCISE OF WARRANTS

Clearwire Corporation

Dear Sirs:

          We are delivering this letter in connection with the purchase of shares of Class A Common Stock (the "Shares") of Clearwire Corporation (the "Company"), a corporation existing under the laws of the state of Delaware, upon the exercise of warrants of the Company ("Warrants").

          We hereby confirm that:

     (a) we are an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the United States Securities Act of 1933 (the "1933 Act");

     (b) we are purchasing the Shares for our own account;

     (c) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of purchasing the Shares;

     (d) we are not acquiring the Shares with a view to distribution thereof or with any present intention of offering or selling any of the Shares, except (A) pursuant to an effective registration statement under the 1933 Act; (B) to the Company; (C) outside the United States in accordance with Rule 904 of Regulation S under the 1933 Act and in compliance with applicable local laws; or (D) within the United States (1) in accordance with the exemption from registration under the 1933 Act provided by Rule 144 or Rule 144A thereunder, if available, and in compliance with any applicable state securities laws or (2) in a transaction that does not require registration under the 1933 Act or applicable state securities laws, and the offeror, seller or transferor shall furnish to the Company an opinion to such effect from counsel of recognized standing reasonably satisfactory to the Company prior to such offer, sale or transfer.

     (e) we acknowledge that we have had access to such financial and other information as we deem necessary in connection with our decision to purchase the Shares; and

     (f) we acknowledge that we are not purchasing the Shares as a result of advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television.

     We understand that the Shares are being offered in a transaction not involving any public offering within the United States within the meaning of the 1933 Act and that the Shares have not been and, other than under the Registration Rights Agreement dated as of [ ], 2005 among the Company and the buyers referred to therein, will not be registered under the 1933 Act. We further understand that any Shares acquired by us will be in the form of definitive physical certificates and that such certificates will bear a legend reflecting the substance of paragraph (d) above.

     We acknowledge that you will rely upon our confirmations, acknowledgements and agreements set forth herein.

(Name of Holder)


By:
    ----------------------------------
Name:
      --------------------------------
Title:
       -------------------------------

Address:
         -----------------------------

         -----------------------------

         -----------------------------

         -----------------------------